SERVICES AGREEMENT


         This Services Agreement ("Agreement") is made and entered into as of this ____day of ___________, 1996, between Integrated Living Communities of West Palm Beach, Inc. a Delaware corporation ("ILC") and Central Park Lodges of West Palm Beach, Inc., a Florida corporation ("CPL").


                                    RECITALS

         WHEREAS, ILC is the owner of that portion of the facility located at 2939 S. Haverhill Road, West Palm Beach, Florida designated for assisted living services (the "ALF"), as further set forth in that certain condominium declaration, dated as of __________, by and between the parties hereto ("Condominium Declaration"); and

         WHEREAS, CPL is the owner of that portion of the facility located at 2939 S. Haverhill Road, West Palm Beach, Florida designated for skilled nursing services (the "SNF"), as further set forth in the Condominium Declaration; and

         WHEREAS, this Agreement sets forth the terms and conditions upon which CPL will provide certain services to ILC at the ALF; and

         WHEREAS, CPL shall be an independent contractor and shall retain control over its employees and agents.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, CPL and ILC, intending to be legally bound, agree as follows:


                                    ARTICLE I

                        MAINTENANCE AND SECURITY SERVICES


         1.1      Maintenance Services.

                  (a) During the Term (as defined below), CPL shall provide Building Maintenance Services (defined herein) to the ALF. For purposes hereof, "Building Maintenance Services" shall mean general maintenance of the buildings and grounds of the ALF. The Building Maintenance Services shall be consistent with the standard of services provided prior to the date hereof.


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                  (b) In connection  with the provision of Building  Maintenance
Services to the ALF, ILC shall be responsible for the payment of three thousand two hundred ($3,200.00) dollars per month (the "Building Maintenance Service Fees"). On each anniversary date of the commencement of this Agreement, the Building Maintenance Service Fees shall be increased by a percentage (not to exceed four (4%) percent) which is equal to the percentage increase in the "Consumer Price Index for All Urban Consumers--All Cities" published by the United States Department of Labor's Bureau of Labor Statistics for the then most recently ended 12-month period as of the date of such adjustment (the "Annual Adjustment"). The total costs and expenses described herein, include, without limitation, all wages, benefits, payroll taxes and workers' compensation premiums.


                                   ARTICLE II

                            HOUSEKEEPING AND LAUNDRY

         2.1      Housekeeping.

                  (a) During the Term, CPL shall provide the housekeeping staff and all cleaning services to the ALF. The housekeeping staff and cleaning services provided by CPL to ILC shall be consistent with the standard of services provided prior to the date hereof.

                  (b) In connection with the provision of such housekeeping staff and cleaning services to the ALF, ILC shall be responsible for the payment of two thousand ($2,000.00) dollars per month. On each anniversary date of the commencement of this Agreement, such payment for the housekeeping staff and cleaning services will be increased by the Annual Adjustment. The total costs and expenses described herein, include, without limitation, all wages, benefits, payroll taxes, and workers' compensation premiums.

         2.2 Laundry. During the Term, CPL shall provide laundry services for the ALF every Monday and Thursday with such services to be provided from a central laundry which is owned and operated by CPL. CPL shall charge ILC eight hundred fifty ($850.00) dollars per month (the "Laundry Fees") for the laundry services provided to the ALF. On each anniversary date of the commencement of this Agreement, the laundry fees shall be increased by the Annual Adjustment. The laundry services provided by CPL to ILC shall be consistent with the standard of services provided prior to the date hereof.




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                                   ARTICLE III

                                 ADMINISTRATION


         3.1      Emergency Calls.

                  (a) The emergency call system is centrally located in the SNF. In the event an emergency call is originated in the ALF, CPL's personnel will immediately notify ILC's personnel to respond to the situation.

                  (b) The parties agree that ILC shall be responsible for a flat fee payment of one hundred ($100.00) dollars per month for its use of the emergency call service. On each anniversary date of the commencement of this Agreement, the emergency call service fee shall be increased by the Annual Adjustment.


                                   ARTICLE IV

                               NUTRITION SERVICES

         4.1 Nutrition Services. During the Term, CPL shall own, manage, and operate the preparation, service and sale of food, beverages, goods, merchandise and other items at the ALF (the "Nutrition Services") for ILC as described below:

                  (a) CPL shall provide three (3) meals per day for ALF's residents, including food supplements at regular times comparable to normal mealtimes in the community serviced by the ALF at other similar assisted living facilities. Menus shall be approved by ILC, which approval shall not be unreasonably withheld. Such menus shall comply with the standards for nutritional adequacy as set forth by the American Dietetic Association and meet the requirements of all physician ordered therapeutic diets. The meals shall be served to ILC's residents in dining rooms in the ALF.

                  (b) CPL shall provide meals for employees of ILC, made available thirty (30) minutes prior to or thirty (30) minutes following resident meals, the number and serving times of which shall be mutually agreed upon by the parties, by letter agreement dated within sixty (60) days of the commencement date of this Agreement.

                  (c) CPL shall provide such other meals or refreshments as may be reasonably requested by ILC, which by way of example shall include resident family meals and marketing meals.


                  (d) CPL shall provide all maintenance and cleaning of the kitchen and upkeep


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of food inventory,  in order to ensure that the Nutrition  Services are provided as and when due in accordance with the terms hereof.

                   (e)  CPL  will  perform  quarterly   resident  surveys  as  a
component of CPL's self- evaluation program. Results of all surveys and action plans shall be reviewed with ILC's administration.

         4.2      Minimum Requirements.

                  (a) CPL's provision of the Nutrition Services shall be in compliance with the following standards:

                           (i) a one-week supply, or such amount as may be required by law, of non-perishable food and supplies necessary to meet the needs of the residents of the ALF shall be maintained at all times;

                           (ii) all menus used in connection with the provision of the Nutrition Services shall (i) meet the nutritional needs of the ALF's residents in accordance with the recommended dietary allowances of the Food and Nutrition Board of the National Research Council, National Academy of Sciences, (ii) be prepared in advance, and (iii) be followed;

                           (iii) CPL shall provide food that shall be (i) prepared by methods that conserve nutritive value, flavor, and appearance, (ii) palatable, attractive, and at the proper temperature,
         (iii) prepared in a form designed to meet individual needs, and in the event that a resident refuses food served, that any substitute offered to such resident shall be of similar nutritive value to the food originally offered; and (iv) prepared pursuant to instructions to be provided by ILC;

                           (iv) therapeutic diets shall be served to residents of the ALF as prescribed by the residents' attending physician, it being ILC's responsibility to provide accurate records which reflect the physician ordered diets;

                           (v) there are no more than fourteen (14) hours between a substantial evening meal and breakfast the following day (except when a nourishing snack is provided at bedtime, up to sixteen
         (16) hours may elapse between a substantial evening meal and breakfast the following day if a resident group agrees to this meal span, and a nourishing snack is served);

                           (vi) snacks shall be available for residents of the ALF at bedtime each day;


                           (vii) special eating equipment and utensils shall be available to residents

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         of the ALF who need them,  which items shall have been  provided by ILC prior to the commencement of this Agreement to the extent required by residents of the ALF, provided, that ILC shall have responsibility for supplying such equipment and utensils to those residents of the ALF whose need for them shall arise after the commencement of this Agreement to the extent the special eating equipment and utensils provided by ILC prior to the commencement of this Agreement as aforesaid are not adequate to fulfill such need;

                           (viii) CPL shall procure food from sources approved or considered satisfactory by federal, state, and local authorities; and

                           (ix) CPL shall store, prepare, distribute, and serve food under sanitary conditions and dispose of garbage and refuse properly.

                  (b) ILC shall be responsible for the cost of Nutrition Services in the amount of ten ($10.00) dollars per resident per day. On each anniversary date of the commencement of this Agreement, such payment shall be increased by the Annual Adjustment.


                                    ARTICLE V

                                     PAYMENT

         5.1 Payment. CPL shall submit invoices to ILC on the 30th day of each month during the term of this Agreement. Payment shall be due ten (10) days after date of invoice. Any payment due from ILC for the provision of services hereunder which is not made within ten (10) days of the date due shall bear interest at the rate of 1% per month from the date due to the date paid in full. Further, in the event that any payment required to be made to CPL hereon shall remain unpaid after the same becomes due, ILC shall pay to CPL, in addition to all other amounts payable hereunder, and not as a penalty but as the agreed cost to CPL resulting from such delay, a "late fee" equal to five (5%) percent per month of such overdue amount. Upon termination of this Agreement, all outstanding amounts shall become immediately due and payable.


                                   ARTICLE VI

                          GENERAL TERMS AND CONDITIONS

         6.1 Term. The term of this Agreement (the "Term") shall commence as of the date hereof, and shall end on that date which is one (1) year following the date hereof, unless sooner terminated as provided in Section 6.2, below. At the end of the initial term, this Agreement shall be renewed for successive terms of one (1) year, unless terminated as provided in Section 6.2, below.



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         6.2      Termination.

                  (a) This Agreement may be terminated immediately by any party hereto in the event of a material breach of the terms of this Agreement or of the Lease by the other party hereto, which breach is not cured to the satisfaction of the non-breaching party within thirty (30) days of its receipt of notice thereof.

                  (b) This Agreement may be terminated by either party at any time without cause upon one hundred eighty (180) days notice to the other party.

         6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         6.4 Compliance With Law. CPL shall comply with all applicable laws, ordinances, rules and regulations relating to the services described herein including sanitation, safety and health and will obtain all licenses and permits required in connection therewith.

         6.5 Worker's Compensation Insurance. Each party shall maintain workers' compensation as required by state law covering all of its employees employed in connection with the services described herein.

         6.6      Comprehensive or Commercial Insurance.

                  (a) CPL shall maintain during the term of the Agreement comprehensive or commercial general bodily injury & property damage liability insurance in the combined single limit of not less than three million ($3,000,000.00) dollars, for each occurrence including, but not limited to, personal injury liability, broad form property damage liability, blanket contractual liability and products liability, covering the operations and activities of CPL under this Agreement and shall provide ILC with a certificate evidencing such policy. The insurance policies shall contain a covenant from the issuing company that the policies shall not be canceled prior to thirty (30) days written notice to ILC.

                  (b) ILC shall maintain during the term of the Agreement comprehensive or commercial general bodily injury and property damage liability insurance in the same amount and on the same terms as the insurance required to be provided by CPL under the terms hereof.

         6.7 Indemnify. CPL and ILC shall defend, indemnify and hold each other harmless from and against all claims, liability, loss and expenses, including reasonable costs, collection expenses and attorney's fees, which may arise because of the negligence, misconduct, or fault of the indemnifying party, its agents or employees in the performance of its obligations under the Agreement. This provision shall survive termination of the Agreement.

         6.8 Omnibus Budget Reconciliation Act of 1987. CPL and ILC shall comply with

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the Omnibus Budget  Reconciliation  Act of 1987 until the expiration of four (4)
years after the furnishing of any services under the Agreement. CPL and ILC and any of their subcontractors whose subcontracts are of a value or cost of ten thousand ($10,000.00) dollars or more, shall upon written request, make available to the Secretary of the Department of Health and Human Services, the Comptroller General of the United States, or any of their duly authorized representatives, the Agreement and such books, documents and records of CPL and ILC and such subcontractors, if any, as are necessary to certify the nature and extent of the costs to ILC of performance of the Agreement. The subcontracts, if any, shall contain a clause similarly requiring the retention and availability of like documentation.

         6.9 Insolvency. In addition to all other rights herein, either party may terminate the Agreement without prior notice should the other party become insolvent, voluntarily file for bankruptcy or receivership, or make any assignment for the benefit of creditors, or should the other party have commenced against it any proceeding, suit or action in bankruptcy or receivership, provided such proceeding, suit or action is not dismissed within thirty (30) days.

         6.10 Effect of Termination. Upon termination of the Agreement, all outstanding amounts shall immediately become due and payable.

         6.11 Notice. Any notice or communication required or permitted to be given under the Agreement shall be in writing and served personally, delivered by courier or sent by United States certified mail, postage prepaid with return receipt requested, addressed to the other party;

         To CPL: Central Park Lodges of West Palm Beach, Inc. c/o Integrated Health Services, Inc.
                       10065 Red Run Boulevard
                       Owings Mills, MD 21117
                       Attn: Eleanor C.  Harding

         To ILC: Integrated Living Communities of West Palm Beach, Inc. 10065 Red Run Boulevard
                       Owings Mills, MD 21117
                       Attn: Kayda Johnson

and/or to such other persons or places as either of the parties may hereafter designate in writing. All such notices shall be effective when received or when receipt is first denied, whichever occurs earlier.

         6.12 Catastrophe. Neither CPL nor ILC shall be liable for failure to perform its respective obligations under the Agreement when such failure is caused by fire, explosion, water, act of God, civil disorder or disturbances, strikes, vandalism, war, riot, sabotage, weather and energy related closings, governmental rules and regulations or like causes beyond the reasonable control of such.

         6.13 Construction and Effect. A waiver of any failure to perform under the Agreement

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shall neither be construed as nor constitute a waiver of any subsequent failure.
The articles and section headings used herein are used solely for convenience and shall not be deemed to limit the subject of the articles and sections or be considered in their interpretation. Any exhibits referred to herein are made a part of the Agreement by reference. The Agreement may be executed in several counterparts, each of which shall be deemed an original.

         6.14 Severability. If any term or provisions of the Agreement or the application thereof to any person or circumstance shall to any extent or for any reason be invalid or unenforceable, the remainder of the Agreement and the application of such term or provision to any person or circumstance other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each remaining term and provision of the Agreement shall be valid and enforceable to the fullest extent permitted by law.

         6.15 Amendments. All provisions of the Agreement shall remain in effect throughout the term thereof unless the parties agree, in a written document signed by both parties, to amend, add or delete any provision. The Agreement contains all agreements of the parties with respect to matters covered herein, superseding any prior agreements and may not be changed other than by an agreement in writing signed by the parties hereto.

         6.16 Counterparts. This Agreement and any amendments hereto may be executed in counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute but one and the same instrument.


                       [SIGNATURES ON THE FOLLOWING PAGE]


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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date and year first set forth above.

                                CENTRAL PARK LODGES OF WEST
                                PALM BEACH, INC.


                                By:___________________________________

                                Title:________________________________




                                INTEGRATED LIVING COMMUNITIES
                                OF WEST PALM BEACH, INC.


                                By:___________________________________

                                Title:________________________________










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